Exhibit 99.1

GSV Capital Corp. Reports First Quarter 2018 Financial Results

Net Asset Value of $9.99 per Share as of March 31, 2018

Board of Directors Approves Additional $5.0 Million for Share Repurchase Program

WOODSIDE, Calif., May 8, 2018 (GLOBE NEWSWIRE) -- GSV Capital Corp. (“GSV Capital” or the “Company”) (Nasdaq:GSVC) today announced financial results for the quarter ended March 31, 2018. Net assets totaled approximately $210.5 million, or $9.99 per share, at March 31, 2018, as compared to $9.64 per share at December 31, 2017 and $8.83 per share at March 31, 2017.

"We are pleased to report a strong first quarter for GSV Capital driven by successful public listings from two of our top positions, Dropbox and Spotify,” said Michael Moe, Executive Chairman of GSV Capital. “We are encouraged by the outlook for the portfolio, and at the same time, we have continued to execute key initiatives to systematically enhance shareholder value, including notable expense and fee reductions in the first quarter.”

“We are also happy to announce today that the GSV Capital Board of Directors has authorized the expansion of our current share repurchase program by $5 million to an aggregate of $15 million,” Moe continued. “To date, we have repurchased an aggregate of approximately $6.2 million in shares of GSV Capital common stock under the program, including $1.2 million in the first quarter of 2018.”

Investment Portfolio as of March 31, 2018

At March 31, 2018, GSV Capital held positions in 29 portfolio companies with an aggregate fair value of approximately $212.3 million. As a result of the Company’s continued strategy to increase the size of its investments in individual portfolio companies, GSV Capital’s investment portfolio has consolidated around top positions. For example, the Company’s top five portfolio company investments accounted for 58.5% of the total portfolio at fair value as of March 31, 2018, compared to 39.0% as of March 31, 2017.

Top Five Investments at March 31, 2018

$ in millions (rounded)	Fair Value	% of Total Portfolio
Palantir Technologies, Inc.	$35.9	16.9%
Spotify Technology S.A.	31.1	14.6
Dropbox, Inc.	24.1	11.3
Coursera, Inc.	18.3	8.6
NestGSV, Inc. (d/b/a GSV Labs, Inc.)	14.8	7.0
Total (rounded)	$124.2	58.5%

First Quarter 2018 Portfolio Investment Activity

During the first three months of 2018, GSV Capital made the following new investment:

Portfolio Company	Investment	Transaction Date	Gross Payments
Ozy Media, Inc.	Promissory Note 10% Due 2/12/2018	1/12/2018	$100,000

During the quarter ended March 31, 2018, GSV Capital sold investments in the following portfolio companies:

Portfolio Company	Shares Sold	Average Net Share Price (1)	Net Proceeds (in millions)	Realized Gain/(Loss) (in millions)
Chegg, Inc. (2)	500,000	$18.89	$9.4	$3.4
NestGSV, Inc. (d/b/a GSV Labs, Inc.)(3)	N/A	N/A	$0.6	$0.0
Avenues Global Holdings, LLC	10,014,270	$0.59	$5.9	$(4.2)

(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of February 22, 2018, all remaining shares of Chegg, Inc. held by the Company had been sold.
(3)	Represents repayment of the 12% Unsecured Promissory Note Due 1/15/2018

First Quarter 2018 Financial Results

	Quarter Ended March 31, 2018		Quarter Ended March 31, 2017
	$ in millions	per share	$ in millions	per share

Net investment gain/(loss)	$0.0	$0.00	$(4.8)	$(0.22)

Net realized loss on investments	(0.8)	(0.04)	(24.7)	(1.11)

Net change in unrealized appreciation of investments	8.1	0.38	33.3	1.50

Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018	(0.4)	(0.02)	-	-

Net increase in net assets resulting from operations - basic	$7.0	$0.32	$3.8	$0.17

Dividends distributed	-	-	-	-

Repurchase of common stock(1)	(1.2)	0.03	-	-

Increase/(decrease) in net asset value	$5.7	$0.35	$3.8	$0.17

(1)	During the quarter ended March 31, 2018, the Company repurchased 179,807 shares of GSV Capital common stock for approximately $1.2 million in cash. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 21.2 million and 22.2 million for the quarters ended March 31, 2018 and 2017, respectively.

GSV Capital’s liquid assets were $114.4 million as of March 31, 2018, consisting of $90.3 million of cash and $24.1 million of marketable securities subject to sales restrictions.

At quarter-end and as of May 8, 2018 GSV Capital did not have any borrowings outstanding under its $12.0 million credit facility.

Convertible Senior Notes

On December 15, 2017, we announced the commencement of a cash tender offer (the “Tender Offer”) to purchase any and all of the $69.0 million aggregate principal amount our outstanding 5.25% Convertible Senior Notes due September 15, 2018 (the “5.25% Convertible Senior Notes due 2018”). As of the expiration of the Tender Offer on January 17, 2018, approximately $4.8 million aggregate principal amount of the 5.25% Convertible Senior Notes due 2018 representing approximately 7.0% of the outstanding 5.25% Convertible Senior Notes due 2018, were validly tendered and not validly withdrawn pursuant to the Tender Offer. On March 27, 2018, we repurchased an additional $14.2 million aggregate principal amount of the outstanding 5.25% Convertible Senior Notes due 2018.

On March 28, 2018, we issued $40.0 million aggregate principal amount of 4.75% Convertible Senior Notes due September 30, 2023 (the “4.75% Convertible Senior Notes due 2023”). The 4.75% Convertible Senior Notes due 2023 are convertible into shares of our common stock based on an initial conversion rate of 93.2836 shares of our common stock per $1,000 of principal amount of the 4.75% Convertible Senior Notes due 2023, which is equivalent to a conversion price of approximately $10.72 per share of common stock.

Share Repurchase Program

Under the publicly announced share repurchase program, as of March 31, 2018 the Company had repurchased 1,114,465 shares of its common stock for approximately $6.2 million. From April 1, 2018 through May 8, 2018, the Company did not repurchase any additional shares of its common stock.

As of May 8, 2018,  in light of the Board of Directors’ authorization to increase the amount of shares of Company common stock that may be repurchased under the share repurchase program, the dollar value of shares that may yet be purchased by the Company under the program is approximately $8.8 million.

Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 877-856-1956, and the conference call access number for participants outside the U.S. is 719-325-2428. The conference ID number for both access numbers is 9225552.  Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of GSV Capital's website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on May 15, 2018 by dialing 866-375-1919 (U.S.) or 719-457-0820 (International) and using conference ID number 9225552.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe and CEO Mark Klein, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of our future performance, condition or results of operations and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein, unless required to do so by law.

Contact

GSV Capital Corp.

(650) 235-4769

IR@gsvam.com

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2018	December 31, 2017
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $121,367,679 and $137,526,726, respectively)	$173,595,462	$179,908,234
Non-controlled/affiliate investments (cost of $42,197,673 and $41,886,312, respectively)	9,108,129	16,473,098
Controlled investments (cost of $22,568,505 and $23,161,314, respectively)	29,569,412	24,207,161
Total Portfolio Investments	3,003	220,588,493
Investments in U.S. Treasury bills (cost of $99,970,444 and $99,985,833, respectively)	99,987,000	99,994,000
Total Investments (cost of $286,104,301 and $302,560,185, respectively)	312,260,003	320,582,493
Cash	90,319,558	59,838,600
Due from controlled investments	—	840
Escrow proceeds receivable	208,447	603,456
Interest and dividends receivable	67,042	35,141
Prepaid expenses and other assets	159,272	208,983
Deferred financing costs	31,163	413,023
Total Assets	403,045,485	381,682,536
LIABILITIES
Due to GSV Asset Management(1)	471,390	231,697
Accounts payable and accrued expenses	788,154	458,203
Accrued incentive fees, net of waiver of incentive fees(1)	5,749,419	9,278,085
Accrued management fees, net of waiver of management fees(1)	374,730	424,447
Accrued interest payable	125,169	1,056,563
Payable for securities purchased	89,470,432	89,485,825
Tax payable	465,775	—
Deferred tax liability	7,258,786	7,602,301
5.25% Convertible Senior Notes due September 15, 2018(2)	49,690,992	68,382,549
4.75% Convertible Senior Notes due March 28, 2023(2)	38,162,904	—
Total Liabilities	192,557,751	176,919,670
Commitments and contingencies (Notes 7 and 10)
Net Assets	$210,487,734	$204,762,866
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 21,066,538 and 21,246,345 issued and outstanding, respectively)	$210,665	$212,463
Paid-in capital in excess of par	201,344,382	202,584,012
Accumulated net investment loss	(8,586,244)	(8,593,717)
Accumulated net realized gains/(losses) on investments	(1,034,471)	140,100
Accumulated net unrealized appreciation of investments	18,553,402	10,420,008
Net Assets	$210,487,734	$204,762,866
Net Asset Value Per Share	$9.99	$9.64

(1)	This balance references a related-party transaction.
(2)	As of March 31, 2018 and December 31, 2017, the 5.25% Convertible Senior Notes due September 15, 2018 had a face value of $49,982,000 and $69,000,000, respectively. As of March 31, 2018 and December 31, 2017, the 4.75% Convertible Senior Notes due March 28, 2023 had a face value of $40,000,000 and $0, respectively.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$1,680	$8,373
Non-controlled/affiliate investments:
Interest income	234,082	95,677
Controlled investments:
Interest income	13,573	59,409
Dividend income	—	175,000
Total Investment Income	249,335	338,459
OPERATING EXPENSES
Management fees(1)	1,323,576	1,454,421
Incentive fees(1)	1,471,334	1,717,308
Costs incurred under Administration Agreement(1)	424,145	531,484
Directors’ fees	86,250	82,917
Professional fees	339,898	262,190
Interest expense	1,140,063	1,126,773
Tax expense	122,270	800
Other expenses	489,270	152,581
Total Operating Expenses	5,396,806	5,328,474
Management fee waiver(1)	(154,944)	(181,803)
Incentive fee waiver(1)	(5,000,000)	—
Total operating expenses, net of waiver of management and incentive fees	241,862	5,146,671
Net Investment Gain/(Loss)	7,473	(4,808,212)
Realized Losses on Investments:
Non-controlled/non-affiliated investments	(776,045)	(22,785,753)
Non-controlled/affiliate investments	(680)	(1,903,414)
Net Realized Losses on Investments	(776,725)	(24,689,167)
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018	(397,846)	—
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	9,854,664	30,160,950
Non-controlled/affiliate investments	(7,676,330)	1,426,668
Controlled investments	5,955,060	1,692,647
Net Change in Unrealized Appreciation/(Depreciation) of Investments	8,133,394	33,280,265
Net Increase in Net Assets Resulting from Operations	$6,966,296	$3,782,886
Net Increase in Net Assets Resulting from Operations per Common Share:
Basic	$0.33	$0.17
Diluted(2)	$0.30	$0.17
Weighted-Average Common Shares Outstanding
Basic	21,150,662	22,181,003
Diluted(2)	26,713,656	22,181,003

(1)	This balance references a related-party transaction.
(2)	For the three months ended March 31, 2017, 5,751,815 potentially dilutive common shares were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Three Months Ended March 31,
	2018	2017
Per Basic Share Data	(Unaudited)	(Unaudited)
Net asset value at beginning of year	$9.64	$8.66
Net investment gain/(loss)(1)	0.00	(0.22)
Net realized loss on investments(1)	(0.04)	(1.11)
Realized loss on partial repurchase of 5.25% Convertible Senior Notes due 2018(1)	(0.02)	—
Net change in unrealized appreciation/(depreciation) of investments(1)	0.38	1.50
Repurchase of common stock(1)	0.03	—
Net asset value at end of period	$9.99	$8.83
Per share market value at end of period	$7.54	$4.48
Total return based on market value(2)	38.35%	(10.93)%
Total return based on net asset value(2)	3.62%	1.96%
Shares outstanding at end of period	21,066,538	22,181,003
Ratios/Supplemental Data:
Net assets at end of period	$210,487,734	$195,911,696
Average net assets	$204,070,345	$191,439,679
Ratio of gross operating expenses to average net assets(3)	10.11%	10.90%
Ratio of net income tax provisions to average net assets(3)	(0.24)%	—%
Ratio of management fee waiver to average net assets(3)	(0.31)%	—%
Ratio of net operating expenses to average net assets(3)	9.55%	10.90%
Ratio of net investment loss to average net assets(3)	(10.03)%	(10.19)%
Portfolio Turnover Ratio	0.11%	—%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the year. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses are not annualized. For the three months ended March 31, 2018 the Company excluded $352,667 of non-recurring expenses and $5.0 million of incentive fee waivers. For the three months ended March 31, 2017, the Company did not incur any non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.